Exhibit 99.1

For Immediate Release

Choice Hotels: Scott Oaksmith, Senior Vice President, Real Estate and Finance

Allie Summers, Director, Executive Reporting and Investor Relations

Email: IR@choicehotels.com

CHOICE HOTELS ANNOUNCES TENDER OFFER FOR UP TO $160,000,000 OF ITS OUTSTANDING 5.750% SENIOR NOTES DUE 2022

ROCKVILLE, Md. (July 9, 2020) - Choice Hotels International, Inc. (NYSE: CHH) (the “Company”) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $160,000,000 (the “Aggregate Maximum Tender Amount”) of its 5.750% Senior Notes due 2022 (the “Notes”). The following table sets forth some of the terms of the Tender Offer.

Title of Note	CUSIP Number	Principal Amount Outstanding	Aggregate Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (per $1,000)
5.750% Senior Notes due 2022	169905 AE6	$400,000,000	$160,000,000	0.125% UST due 6/30/2022	FIT1	+165 bps	$50

The Tender Offer consists of an offer to purchase the Notes for cash, on the terms and conditions set forth in the offer to purchase, dated July 9, 2020 (as the same may be amended or supplemented, the “Offer to Purchase”). Subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offer, including a financing condition, the Company will accept for purchase on the Early Settlement Date or the Final Settlement Date (each as defined in the Offer to Purchase), as applicable, Notes validly tendered in the Tender Offer.

Notes validly tendered at or prior to the Early Tender Time (as defined below) will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time. Accordingly, if the Aggregate Maximum Tender Amount is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Aggregate Maximum Tender Amount is increased by the Company, in its sole discretion. If the aggregate principal amount of Notes validly tendered exceeds the Aggregate Maximum Tender Amount on the applicable settlement date, the amount of Notes purchased in the Tender Offer will be prorated as set forth in the Offer to Purchase.

The Tender Offer will expire at 12:00 midnight, New York City Time, at the end of August 5, 2020, or any other date and time to which the Company extends the Tender Offer (such time and date, as it may be extended, the “Expiration Time”), unless the Tender Offer is earlier terminated. Holders of the Notes must validly tender and not validly withdraw the Notes prior to or at 5:00 p.m., New York City Time, on July 22, 2020 (such date and time, as it may be extended, the “Early Tender Time”), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”), plus Accrued Interest (as defined below). Holders of Notes who validly tender their Notes after the Early Tender Time but prior to or at the Expiration Time will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Premium, plus Accrued Interest.

The Notes may be validly withdrawn at any time prior to, but not after, 5:00 p.m., New York City Time, on July 22, 2020, (such date and time, as it may be extended, the “Withdrawal Deadline”).

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, on July 23, 2020, unless extended or the Tender Offer is earlier terminated. Holders of the Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

Payment for Notes that are validly tendered prior to or at the Early Tender Time and that are accepted for purchase will be made on the Early Settlement Date, which will be a date promptly following the Early Tender Time. It is currently anticipated that the Early Settlement Date will be July 24, 2020, subject to all conditions to the Tender Offer having been satisfied or waived by the Company. Payment for Notes that are validly tendered after the Early Tender Time and prior to or at the Expiration Time and that are accepted for purchase will be made on the Final Settlement Date, which will be a date promptly following the Expiration Time. It is currently anticipated that the Final Settlement Date, if applicable, will be August 7, 2020, subject to all conditions to the Tender Offer having been satisfied or waived by the Company.

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as more fully set forth in the Offer to Purchase. The Tender Offer is not subject to a minimum tender condition.

Information Relating to the Tender Offer

The Offer to Purchase is being distributed to holders beginning today. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are serving as the dealer managers for the Tender Offer. Investors with questions regarding the Tender Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com, J.P. Morgan Securities LLC at (212) 834-2042 (collect) or (800) 834-4666 (toll-free) or Goldman Sachs & Co. LLC at (212) 357-1452 (collect) or (800) 828-3182 (toll-free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling (212) 269-5550 (collect, for banks and brokers) or (800) 967-5550 (toll-free, for all others), or by email to chh@dfking.com.

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About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,100 hotels, representing more than 590,000 rooms, in over 40 countries and territories as of March 31, 2020, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

When used within this press release, the words “expects,” “believes,” “anticipates,” “plans,” “would,” “should,” “may,” “estimates,” and similar expressions are intended to identify “forward-looking statements,” including but not limited to, statements about the Company’s ability to complete the Tender Offer and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those expressed or implied in the forward-looking statements. Such factors include the risks detailed in the Company’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

© 2020 Choice Hotels International, Inc. All rights reserved.